SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): February 7, 2006

BUFFETS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-116897	22-3754018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1460 Buffet Way
Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code: (651) 994-8608

NOT APPLICABLE

        (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SEPARATION AGREEMENT, STOCK REPURCHASE UNDERSTANDING AND GENERAL RELEASE WITH DALE W. MAXFIELD

On February 2, 2006 an agreement was consummated between Buffets, Inc. ("Buffets"), Buffets Holdings, Inc.("Buffets Holdings"), Buffets Restaurants Holdings, Inc. and Dale W. Maxfield ("Maxfield"), previously Executive Vice President of Operations of Buffets and Buffets Holdings. The agreement, captioned "SEPARATION AGREEMENT, STOCK REPURCHASE UNDERSTANDING AND GENERAL RELEASE," (the "Agreement") was executed by the parties on January 13, 2006 and became effective upon the satisfaction of certain conditions precedent, including Maxfield's tender of stock certificates to Buffets, Buffets' remittance of certain consideration and the tolling of a rescission period. The last of these conditions precedent was satisfied on February 2, 2006.

Under the Agreement Maxfield was paid a total of $725,000. Of this amount, $25,000 was designated as consideration for Maxfield's general release of claims in favor of Buffets and its affiliates and the performance of certain other covenants contained in the Agreement, while $700,000 was paid to repurchase 40,625 shares of Buffets Restaurants Holdings, Inc. common stock held by Maxfield, including his relinquishment of certain "clawback" rights set forth in the stockholders agreement. Under the terms of the Agreement, Maxfield resigned all positions held with Buffets and its affiliated companies effective January 9, 2006.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 7, 2006

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.

Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer